Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-216812 on Form S-8 and to the use of our reports dated May 20, 2025 relating to the financial statements of Canada Goose Holdings Inc. and the effectiveness of Canada Goose Holdings Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 20-F for the year ended March 30, 2025.

/s/ Deloitte LLP
Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
May 20, 2025